Exhibit 5.1

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM
morrison  foerster llp

beijing, berlin, brussels, denver,
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new york, northern virginia,
palo alto, sacramento, san diego,
san francisco, shanghai, singapore,
tokyo, washington, d.c.

December 1, 2014

Vaulted Gold Bullion Trust
c/o BNY Mellon Trust of Delaware
100 White Clay Center, Suite 10
Newark, DE 19711

Re:	Vaulted Gold Bullion Trust — Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (Registration Statement No. 333-194144) (the “Registration Statement”), as amended from time to time and filed by Bank of Montreal, a Canadian chartered bank (the “Initial Depositor”), and Vaulted Gold Bullion Trust, a Delaware statutory Trust (the “Trust”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $500,000,000 of gold deposit receipts, each representing undivided beneficial ownership in one troy ounce of unencumbered, allocated physical gold bullion (the “Gold Deposit Receipts”).  The Gold Deposit Receipts will be sold by the Trust in the manner described in the Registration Statement and the Prospectus forming a part thereof.

In connection with this opinion, we have examined (a) a signed copy of the Registration Statement, (b) a copy of the interim trust agreement dated December 10, 2013 between The Bank of New York Mellon, as trustee (the "Trustee"), and the Initial Depositor, (c) a copy of the depositary trust agreement, dated December 1, 2014, by and among the Trustee, the Initial Depositor, BMO Capital Markets Corp. (the “Placement Agent”), and BNY Mellon Trust of Delaware (the “Depositary Trust Agreement”), and (d) the placement agency agreement, dated December 1, 2014, by and among the Placement Agent, the Trust and the Initial Depositor (the “Placement Agency Agreement”). We have also examined such corporate records, documents, instruments, certificates of public officials and of the Initial Depositor and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Vaulted Gold Bullion Trust
December 1, 2014
Page Two

In such examination, we have assumed (i) the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies, and (ii) the execution of the Depositary Trust Agreement and the Placement Agency Agreement in the forms reviewed by us.

Based on the foregoing, we are of the opinion that the Gold Deposit Receipts have been duly authorized, and, when the Gold Deposit Receipts are issued and fully paid for in accordance with the terms of the Depositary Trust Agreement and the Placement Agency Agreement, the Gold Deposit Receipts will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter.  We are opining herein as to the applicable laws of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations.  This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP